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                                                                    EXHIBIT 32.2



                                  CERTIFICATION


        Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Bowater Incorporated (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: May 10, 2004                           /s/ David G. Maffucci
                                              ----------------------------
                                              Name:  David G. Maffucci
                                              Title: Chief Financial Officer



        The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.